Exhibit 10.22

AMENDMENT NO. 3 TO LOAN DOCUMENTS

This Amendment No. 3 to Loan Documents (this "Amendment") dated as of April 10, 2010, Is by and among BANK OF AMERICA, N.A. (the "Bank") and WPCS INTERNATIONAL INCORPORATED, a Delaware corporation (WPCS"), WPCS INTERNATIONAL SARASOTA, INC. (formerly SOUTHEASTERN COMMUNICATION SERVICES INC.), a Florida corporation ("Sarasota"), WPCS INTERNATIONAL – ST. LOUIS, INC. (formerly HEINZ CORPORATION), a Missouri corporation ("St. Louis"), WPCS INTERNATIONAL –  LAKEWOOD, INC. (formerly QUALITY COMMUNICATIONS & ALARM CO, INC.), a New Jersey corporation ("Lakewood” WPCS INTERNATIONAL – SUISUN CITY, INC. (formerly WALKER COMM INC., a California corporation ("Suisun"), WPCS INTERNATIONAL – HARTFORD, INC. (formerly NEW ENGLAND COMMUNICATIONS SYSTEMS, INC.), a Connecticut corporation ("Hartford"), WPCS INTERNATIONAL –SEATTLE, INC, (formerly MAJOR ELECTRIC INC), a Washington corporation ("Seattle"), WPCS INTERNATIONAL – TRENTON, INC. (formerly VOACOLO ELECTRIC INC.), a New Jersey corporation ("Trenton"), and WPCS INTERNATIONAL PORTLAND, INC., an Oregon corporation ("Portland" and together with WPCS, Sarasota, Lakewood, St Louis, Suisun, Hartford, Seattle, and Trenton, the "Borrowers and each individually a "Borrower").

RECITALS

A.    The Bank and the Existing Borrowers entered into a certain Loan Agreement dated as of April 10, 2007, as amended on March 21, 2008, August 7, 2008 and June 30, 2009 (as amended, the "Loan Agreement").

B.     The Bank and the Borrowers desire to amend the Loan Agreement and the other loan documents executed In connection therewith (the "Loan Documents") to extend the term of the Loan Agreement and to provide for amended financing rates.

AGREEMENT

1.      Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2.      Amendments:

(a)	Section 1.2 of the Loan Agreement Is hereby amended to extend the Facility Termination Data from April 10, 2010 to April 10, 2013.

(b)	Section 1.4(a) of the Loan Agreement is hereby amended as follows:

"(a)	The interest rate Is a rate per year equal to the Bank's Prime Rate plus zero percentage point(s)."

(c)	Section 1.5(a) of the Loan Agreement is hereby amended as follows:

"(a)	The LIBOR Rate plus two hundred seventy-five basis point(s)."

(d)	Section 3.1(a) of the Loan Agreement Is amended as follows;

"(a)
Unused Commitment Fee. The Borrowers agree to pay a fee on any difference between the Facility Commitment and the amount of credit it actually uses, determined by the average of the daily amount of credit outstanding during the specified period, The fee will be calculated at 0.375% per year. The calculation of credit outstanding shall Include the undrawn amount of letters of credit.

Of this fee, 0.09376% is due on April SO, 2010, and on each subsequent July 31, October 31, January 31 and April 30 until the expiration of the availability period."

3.      Representations and Warranties. When each Borrower signs this Amendment, such Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement or the other Loan Documents except those events, If any, that have been disclosed in writing to the Bank or waived in writing by the Bank; (b) the representations and warranties In the Loan Agreement and the other Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment; (c) this Amendment does not conflict with any law, agreement, or obligation by which such Borrower is bound; (d) this Amendment is within such Borrower's powers, has been duly authorized, and does not conflict with any of such Borrower's organizational documents and such Borrower's organizational documents have not been changed from those previously delivered to the Bank; and (a) this Amendment , the Loan Agreement and the other Loan Documents are the legal, valid and binding obligations of such Borrower.

4.     Conditions Precedent. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

(a)	This Amendment duly executed by each of the Borrowers; and

(b)	Payment of a commitment fee of $25,000 and payment of all outstanding legal fees,

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.

6.     Release. In consideration of the Bank's agreement to enter into this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower on behalf of itself and all persons or entities claiming by, through, or under it (collectively, the "Releasors") do hereby unconditionally remise, release and forever discharge the Bank, its parent, subsidiaries, affiliated companies, past and present stockholders, partners, officers, directors, employees, agents, attorneys, divisions, participants, predecessors, successors and assigns (the "Releasees") from any and all manner of actions, causes of action, suite, claims, counterclaims, crossclaims, defenses and demands whatsoever, arising from any and all debts, demands, proceedings, agreements, contracts, Judgments, damages, accounts, reckonings, executions, controversies, claims, liabilities, and facts whatsoever, whether contingent or fixed, liquidated or unliquidated, at law or at equity, if any, which the Releasors ever had, now have, and/or hereafter, may have against the Reteasees, for or by reason of any cause, matter or thing whatsoever, which claims or matters relate or pertain to, whether directly or indirectly, this Amendment or any aspect of the foregoing, This provision shall survive termination of this Amendment,

7.     Counterparts. This Amendment may be executed In counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same Instrument,

8.     FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties have executed this Amendment as of the date stated at the beginning of this Amendment, Intending to be legally bound.

BANK

BANK OF AMERICA, N.A.

By:	/s/

BORROWER(S):

WPCS INTERNATIONAL - SARASOTA, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - ST. LOUIS, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - LAKEWOOD, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - SUISUN CITY, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - HARTFORD, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - TRENTON, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer

WPCS INTERNATIONAL - PORTLAND, INC.

By:	/s/ Joseph A. Heater
Joseph A. Heater
Chief Financial Officer